Exhibit 10.4

AMENDED AND RESTATED COLLATERAL MANAGEMENT AGREEMENT

This Amended and Restated Collateral Management Agreement (this “Agreement”), dated as of February 28, 2017, is made by and between CM Finance SPV Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”) and CM Investment Partners LLC (as successor to CM Investment Partners, L.P.), a Delaware limited liability company (the “Collateral Manager”).

RECITALS:

The Issuer and the Collateral Manager have previously entered into that certain Collateral Management Agreement, dated as of May 23, 2013 and amended as of December 4, 2013, as of September 26, 2014 and as of July 20, 2015 (the “Original Agreement”);

The Issuer, State Street Bank and Trust Company, a Massachusetts trust company, as trustee (in such capacity, together with its permitted successors and assigns in the trusts under the Indenture, the “Trustee”) and State Street Bank and Trust Company, in its individual capacity (the “Bank”) are party to that certain Fourth Amended and Restated Indenture, dated as of February 28, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”);

In connection with the execution of the Indenture, the Issuer and the Collateral Manager have agreed to enter into this Agreement, which amends and restates the Original Agreement;

The Issuer has issued certain Class A Notes due 2022 (the “Class A Notes”) pursuant to the Indenture;

Pursuant to the Indenture, the Issuer has pledged the Collateral to the Trustee as security for the Class A Notes;

The Issuer wishes to enter into this Agreement, pursuant to which the Collateral Manager agrees to perform, on behalf of the Issuer, certain duties with respect to the Collateral securing the Class A Notes in the manner and on the terms set forth herein and to provide such additional services as are consistent with the terms of this Agreement and the Indenture; and

The Collateral Manager has the capacity to provide the services required hereby and is prepared to perform such services upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

1.	Definitions

Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to them in the Indenture. In the event of any conflict or inconsistency between any term defined herein and any term defined in the Indenture, the defined term as set forth in the Indenture shall govern.

“Material Action” means:

(i)    any waiver of, or reduction in the amount of, principal or interest payable or any fee payable on any portion of the Collateral, or any extension of any payment deadline with respect to any portion of the Collateral;

(ii)     any termination or release of any Lien or security interest securing all or part of the Collateral or the release of a Portfolio Asset Obligor with respect to any Portfolio Asset from its respective obligations under or in connection with such Portfolio Asset, or any foreclosure with respect to any portion of the Collateral, or any acceptance of any assumption agreement with respect to the obligations of any obligor under or guarantor with respect to such Portfolio Asset (other than, in each case, in accordance with the express terms of the related Underlying Instruments);

(iii)    the subordination of any Portfolio Asset to any other obligation of any related Portfolio Asset Obligor, or the subordination of any of the Liens securing any portion of the Collateral;

(iv)    any change to any financial covenant or to any financial definition used in calculating compliance with any financial covenant under any Underlying Instrument with respect to a Portfolio Asset;

(v)    any reduction in the financial reporting obligations of a Portfolio Asset Obligor or in its obligation to provide notices of defaults under any Underlying Instrument;

(vi)    any exchange or other restructuring that will reduce the financial obligations of any Portfolio Asset Obligor with respect to any Portfolio Asset;

(vii)    any exchange or other restructuring that expressly amends or waives any of the default provisions (as in effect immediately prior to giving effect to such amendment or waiver) set forth in any Underlying Instrument such that, immediately after giving effect to such amendment or waiver, a default by any Portfolio Asset Obligor under such Portfolio Asset that had previously occurred and was continuing ceases to be continuing or is otherwise waived;

(viii)    any substitution of collateral securing the obligations of any Portfolio Asset Obligor with respect to any Portfolio Asset whereby the replacement collateral involved in such substitution has an aggregate market value that is less than the aggregate market value of the collateral being replaced through such substitution (other than in accordance with the express terms of the related Underlying Instruments);

(ix)    any subordinate Lien arising on any collateral securing the obligations of any Portfolio Asset Obligor with respect to any Portfolio Asset (other than a subordinate Lien already existing on the trade date when such Portfolio Asset is acquired by the Issuer) or any waiver of any term relating to any subordinate Lien on any collateral securing such obligations, in each case, other than in accordance with the express terms of the related Underlying Instruments;

(x)    any restructuring, foreclosure, deed in lieu, or comparable transfer of title to any collateral securing the obligations of any Portfolio Asset Obligor with respect to any Portfolio Asset or any taking back of control, or acquiescence in the transfer of control, from any Portfolio Asset Obligor with respect to any such collateral;

(xi)    any changes to the pro rata allocation or sharing of distributions required by any Underlying Instrument; or

(xii)    any changes to any of the provisions of any Underlying Instrument specifying the number or percentage of lenders whose consent or approval is required to effect, or whose objection is required to block, any of the actions specified in any of the foregoing clauses (i) through (xi).

“Triggering Event”: With respect to any Person, (i) the criminal conviction or admission by consent (including a plea of no contest or consent to a permanent injunction prohibiting future violations of the federal securities laws) of such Person to a material violation of federal securities laws, or any rule or regulation promulgated thereunder, or any other criminal statute involving a material breach of fiduciary duty; or (ii) the conviction of such Person of a felony under any federal or state statute. A Triggering Event shall be deemed to occur upon final adjudication by a court of competent jurisdiction with respect to a criminal or civil action, or upon admission by consent or plea as provided above, as applicable.

2.	General Duties of the Collateral Manager

Subject to and in accordance with the terms of the Indenture and this Agreement, the Collateral Manager shall provide services to the Issuer as follows:

(a)    The Collateral Manager agrees to supervise and direct the investment and reinvestment of the Collateral, and shall perform on behalf of the Issuer the duties that have been expressly delegated to the Collateral Manager in this Agreement and in the Indenture (and the Collateral Manager shall have no obligation to perform any other duties under the Indenture or otherwise) and, to the extent necessary or appropriate to perform such duties, the Collateral Manager shall have the power to execute and deliver all necessary and appropriate documents and instruments on behalf of the Issuer with respect thereto.

(b)    The Collateral Manager shall (i) select all Portfolio Assets which shall be acquired by the Issuer and pledged to the Trustee pursuant to the Indenture and (ii) facilitate the acquisition, disposition and settlement of Portfolio Assets by the Issuer in accordance with the Indenture, including the delivery of Collateral in accordance with the Indenture.

(c)    The Collateral Manager shall monitor the Collateral, on behalf of the Issuer, on an ongoing basis and shall use commercially reasonable efforts to provide to the Issuer all reports, schedules and other data which the Issuer are required to prepare, deliver or furnish under the Indenture, in the form and containing all information required thereby and on or before the date required under the Indenture and to deliver them to the parties entitled thereto under the Indenture. The Collateral Manager shall, on behalf of the Issuer, be responsible for obtaining, to the extent practicable, any information concerning whether a Portfolio Asset has become a Defaulted Obligation.

(d)    The Collateral Manager shall use commercially reasonable efforts to furnish Issuer Orders, Issuer Requests and officer’s certificates as may be required under the Indenture, including providing any certifications, and the Collateral Manager shall have the power to execute and deliver all necessary and appropriate documents and Instruments on behalf of the Issuer with respect thereto.

(e)    The Collateral Manager may, in its sole discretion, subject to and in accordance with the provisions of the Indenture and this Agreement, direct the Trustee in writing to take the following actions with respect to any Portfolio Asset, Defaulted Obligation, and any other assets and property included in the Collateral (collectively, the “Managed Assets”), as applicable:

(i)    retain such Managed Asset;

(ii)    sell or otherwise dispose of such Managed Asset in the open market or otherwise;

(iii)    acquire, as security for the Class A Notes in substitution for or in addition to any one or more Managed Assets included in the Collateral, one or more additional Managed Assets;

(iv)    if applicable, tender such Managed Asset pursuant to an Offer;

(v)    if applicable, consent to any proposed amendment, modification or waiver pursuant to an Offer;

(vi)    retain or dispose of any securities or other property (other than Cash) received pursuant to an Offer;

(vii)    waive any default with respect to any Defaulted Obligation;

(viii)    vote to accelerate the maturity of any Defaulted Obligation;

(ix)    amend, waive, consent, or vote with respect to any Managed Asset;

(x)    exercise any other rights or remedies with respect to any Managed Asset and as provided in the related Underlying Instrument including without limitation the negotiation of any workout or restructuring and the acceptance of any security or other consideration issued in a plan of reorganization, bankruptcy or other proceeding involving any thereof, or take any other action consistent with the terms of the Indenture which it reasonably believes to be in the best interests of the Noteholders; and

(xi)    exercise any other rights or remedies with respect to such Managed Asset.

(f)    Except as expressly otherwise permitted in Section 6(e), the Collateral Manager shall cause any purchase or sale of any Managed Asset to be effected on an arm’s length basis.

(g)    In connection with taking or omitting any action under the Indenture or this Agreement, the Collateral Manager may consult with counsel and may rely in good faith on the advice of such counsel or any opinion of counsel selected in good faith with reasonable care.

(h)    (i) The Collateral Manager shall deliver written notice (such notice, an “Advance Restructuring Notice”) to the Valuation Agent in the event that the Collateral Manager receives a written or other formal request to take, agree to or consent to any amendment or action with respect to any Portfolio Asset (regardless of whether the Collateral Manager considers any such proposed amendment or action to be a Material Action) within two Business Days following receipt of such request (or, if earlier, at least four Business Days prior to the proposed amendment or action date), which Advance Restructuring Notice shall specify whether, in the determination of the Collateral Manager (which determination shall be for indicative purposes only and not binding or conclusive in any way on the Valuation Agent if any dispute between the parties should arise as to whether a Material Action has been proposed or effected), the proposed action constitutes a Material Action; (ii) the Collateral Manager shall provide evidence (such evidence, a “Post-Restructuring Notice”) of any amendment or action (regardless of whether the Collateral Manager considers such amendment or action to be a Material Action) within one Business Day after the date on which such amendment or action occurs; provided that, if in the reasonable opinion of the Collateral Manager it would not be possible to deliver the Post-Restructuring Notice within one Business Day after the date on which the relevant amendment or action occurs solely due to an administrative or operational reason, such Post-Restructuring Notice may be delivered within three Business Days after the date on which the relevant amendment or action occurs; and (iii) notwithstanding any provision of this Agreement or the Indenture to the contrary, the Collateral Manager shall not take, on behalf of the Issuer, any Material Action without the consent of the Valuation Agent (which consent may be withheld in the Valuation Agent’s sole discretion).

The Collateral Manager is hereby granted, and shall have, full power to take all actions and execute and deliver all necessary and appropriate documents and instruments on behalf of the Issuer in accordance with this Agreement. The Collateral Manager hereby accepts and agrees to perform all of the duties delegated to it under this Agreement.

3.	No Joint Venture

Nothing in this Agreement shall be deemed to create a joint venture or partnership between the parties with respect to the arrangements set forth in this Agreement. For all purposes herein, the Collateral Manager shall be deemed to be an independent contractor and, unless otherwise provided herein or specifically authorized by the Issuer, from time to time, shall have no authority to act for or represent the Issuer.

4.	Brokerage

The Collateral Manager shall effect all purchases and sales of securities in a manner consistent with the principles of best execution, taking into account net price (including commissions) and execution capability and other services which the broker may provide. In this regard, the Collateral Manager may effect transactions which cause the Issuer to pay a commission in excess of a commission which another broker would have charged; provided, however, that the Collateral Manager shall have first determined that such commission is reasonable in relation to the value of the brokerage, research, performance measurement service and other services performed by that broker.

5.	Expenses

The Collateral Manager shall be responsible for the ordinary expenses incurred in the performance of its obligations under this Agreement; provided, however, that any extraordinary expenses incurred by the Collateral Manager in the performance of such obligations, including, but not limited to: (i) any reasonable expenses incurred by it (whether for its own account or paid for or advanced by the Collateral Manager on behalf of the Issuer) to employ outside lawyers or consultants reasonably necessary in connection with the acquisition, holding, monitoring, marking to market, enforcement, amendment, default, evaluation, transfer, workout, restructuring, bankruptcy or disposition of any Portfolio Asset, (ii) any reasonable expenses incurred by it in obtaining advice from counsel with respect to its obligations under this Agreement and the provisions of the Indenture applicable to it, and (iii) any other commercially reasonable out-of-pocket fees and expenses incurred in connection with the acquisition, holding, monitoring, marking to market, enforcement, amendment, default, evaluation, transfer, workout, restructuring, bankruptcy or disposition of any Portfolio Asset, including, without limitation, any and all rating agency expenses, news and quotation subscription expenses, travel costs and expenses incurred by the Collateral Manager or its officers (on a pro rata basis) in connection with the performance of the Collateral Manager’s obligations under this Agreement and of software and services costs for record keeping and fund administration, due diligence costs, legal, tax, accounting, appraisal, and any rating agency costs to the extent not paid directly by the Issuer and any extraordinary expenses of any nature or other unusual matters, shall be reimbursed by the Issuer to the extent funds credited to the Expense Account are available therefor in accordance with and subject to the limitations contained in the Indenture. Other than as stated above, the Issuer will bear, and will pay directly in accordance with the Indenture, all other costs and expenses incurred by it in connection with the organization, operation or liquidation of the Issuer.

6.	Services to Other Companies or Accounts; Conflicts of Interest

(a)    The members, Affiliates and associates of the Collateral Manager are in no way prohibited from, and intend to, spend substantial business time in connection with other businesses or activities, including, but not limited to, managing investments, advising or managing entities other than the Issuer, whose investment objectives are the same as or overlap with those of the Issuer, participating in actual or potential investments of the Issuer providing consulting, merger and acquisition, structuring or financial advisory services, including with respect to actual, contemplated or potential investments of the Issuer, or acting as a director, officer or creditors’ committee member of, adviser to, or participant in, any corporation, partnership, trust or other business entity. Such Affiliates or associates may, and expect to, receive fees or other compensation from third parties for any of these activities, which fees will be for the benefit of their own account and not the Issuer. These fees can relate to actual, contemplated or potential investments of the Issuer and may be payable by entities in which the Issuer directly or indirectly, has invested or contemplates investing.

(b)    In addition, the members, Affiliates and associates of the Collateral Manager may manage Affiliates of the Issuer (including, but not limited to, other funds, investment vehicles, accounts or advisory clients of the Collateral Manager or any of its Affiliates, collectively the “Other CM Funds”)). The investment policies, fee arrangements and circumstances of the Issuer may differ from such Other CM Funds. For example, the Issuer may desire to retain an asset at the same time that one or more Other CM Funds desire to sell it. Similarly, the Other CM Funds which are in a liquidation phase may take priority as to sales of investments in which the Issuer is also an investor. These procedures could in certain circumstances affect adversely the price paid or received by the Issuer or the size of the position purchased or sold by the Issuer.

(c)    Although the Issuer intends to operate so that the Portfolio Assets are not “plan assets” under ERISA, some of the Other CM Funds may hold or will hold “plan assets” subject to ERISA. For those plan assets, certain members, Affiliates and/or associates of the Collateral Manager are classified as “fiduciaries” under ERISA. ERISA imposes certain general and specific responsibilities and restrictions on fiduciaries with respect to plan assets. As a result, the Collateral Manager may adopt certain procedures to address other conflicts in order to satisfy ERISA requirements, if applicable. The foregoing procedures could in certain circumstances affect adversely the price paid or received by the Issuer or the size of the position purchased or sold by the Issuer (including prohibiting the Issuer from purchasing a position) or may limit the rights that the Issuer may exercise with respect to an investment.

(d)    Members, Affiliates and associates of the Collateral Manager may have the ability, under certain circumstances, to take certain actions that would be inconsistent with the objectives of the Issuer. In such circumstances, the Collateral Manager and its members, Affiliates and associates will act in good faith and in a manner believed by them to be equitable, provided that the Collateral Manager and its members, Affiliates and associates may adopt certain procedures to address other conflicts in order to satisfy ERISA requirements, if applicable. The foregoing procedures could in certain circumstances affect adversely the price paid or received by the Issuer or the size of the position purchased or sold by the Issuer (including prohibiting the Issuer from purchasing a position) or may limit the rights that the Issuer may exercise with respect to an investment.

(e)    The Collateral Manager shall not direct the Trustee to purchase any Portfolio Asset for inclusion in the Collateral directly from the Collateral Manager or any of its Affiliates as principal or any account or portfolio for which Collateral Manager or any of its Affiliates serve as investment advisor, or direct the Trustee to sell directly any Portfolio Asset to the Collateral Manager or any of its Affiliates as principal or any account or portfolio for which the Collateral Manager or any of its Affiliates serve as investment advisor, unless the Collateral Manager shall have certified to the Issuer, the Trustee and the Initial Majority Noteholder with respect to each such transaction that (i) such transaction will be consummated on terms prevailing in the market, (ii) the terms of such transaction are substantially as advantageous to the Issuer as the terms the Issuer would obtain in a comparable arm’s length transaction with a non-Affiliate, and (iii) such transaction complies with the Investment Advisers Act of 1940, as amended (the “Advisers Act”), to the extent applicable. In accordance with the foregoing, the Collateral Manager may, in one or more transactions, effect client cross-transactions where the Collateral Manager causes a transaction to be effected between the Issuer and another collateralized debt obligation vehicle, collateralized loan obligation vehicle, fund or another investment vehicle or account managed or advised by it or one or more of its Affiliates, but neither it nor the Affiliate will receive any commission or similar fee in connection with such cross-transaction. If consent of the Issuer to any such transaction is required under the Advisers Act, the Collateral Manager will obtain the prior written, informed consent of the Issuer’s general partner. In addition, with the prior authorization of the Issuer, which may be revoked at any time, the Collateral Manager may enter into agency cross-transactions where it or any of its Affiliates acts as broker for the Issuer and for the other party to the transaction, to the extent permitted under applicable law.

(f)    The Collateral Manager shall not direct the Trustee to purchase any Portfolio Asset for inclusion in the Collateral if the obligor on such Portfolio Asset is the Collateral Manager or any of its Affiliates or any other fund or account managed by the Collateral Manager or its Affiliates.

(g)    The Collateral Manager shall not cause the Issuer to purchase, and shall not direct the Trustee to purchase, any Portfolio Asset from CM Finance LLC for inclusion in the Collateral unless such purchase complies with the requirements of the Side Letter Security Agreement.

7.	Standard of Care

The Collateral Manager shall comply with all the terms and conditions of the Indenture specifically made applicable to the Collateral Manager as specified therein affecting the duties and functions that have been delegated to it thereunder and hereunder and, subject to Section 8 of this Agreement, shall perform its obligations hereunder and thereunder in good faith and with reasonable care, using a degree of skill and attention no less than that which the Collateral Manager exercises with respect to assets comparable to the Portfolio Assets, if any, that it manages for itself and exercises with respect to assets comparable to the Portfolio Assets that it manages for others, and in a manner which the Collateral Manager reasonably believes to be consistent with practices and procedures followed by prudent institutional managers of national standing relating to assets of the nature and character of the Portfolio Assets, except as expressly provided otherwise in this Agreement and/or the Indenture. To the extent not inconsistent with the foregoing, the Collateral Manager shall follow its customary standards, policies and procedures in performing its duties under the Indenture and hereunder (including those duties of the Issuer under the Indenture which the Collateral Manager has agreed hereunder to perform on the Issuer’s behalf).

8.	Limitation of Liability

None of the Collateral Manager, its Affiliates, any officer, director, partner, member, employee, or stockholder of any of such Persons or any other Person that serves or provides advisory services and resources at the request of the Collateral Manager on behalf of the Issuer as an officer, director, partner, member, employee or agent of any other entity (each, an “Indemnified Person”) shall be liable to the Trustee, any Noteholder or the Issuer for damages arising from any action taken or omitted to be taken by such Person or for damages arising from any action taken or omitted to be taken by the Trustee, any Noteholder or other Person with respect to the Issuer; unless such damages are the result of gross negligence, willful misconduct or bad faith by such Indemnified Person. The Collateral Manager shall indemnify and hold harmless the Issuer, its Affiliates and their Affiliates in the case of any damages resulting from the gross negligence or willful misconduct of the Collateral Manager, unless such actions or the damages result from the gross negligence, willful misconduct or bad faith of the Issuer or any of its Affiliates (other than the Collateral Manager or the Sole Member).

9.	Indemnification

(a)    To the fullest extent permitted by law, the Issuer shall indemnify, defend and hold harmless each Indemnified Person, against all losses, claims, damages or liabilities, whether or not matured or unmatured or whether or not asserted or brought due to contractual or other restrictions (including legal or other expenses reasonably incurred in investigating or defending against any such loss, claim, damage or liability), joint or several (collectively, “Losses”), to which an Indemnified Person may become subject by reason of any acts or omissions or any alleged acts or omissions arising out of such Indemnified Person’s or any other Indemnified Person’s activities in connection with the conduct of the business or affairs of the Issuer and/or a Portfolio Asset (including in connection with this Agreement), or caused by or arising out of or in connection with, the issuance of the Class A Notes, unless such Loss results from (i) the gross negligence or willful misconduct of such Person, (ii) a breach of the representation and warranty of the Collateral Manager in Section 12 hereof or (iii) any action or omission which constitutes, with respect to such Person, a Triggering Event, as determined by final adjudication of a court of competent jurisdiction after the exhaustion of all appeals. Notwithstanding anything contained herein to the contrary, the obligations of the Issuer under this Section 9(a) are limited recourse obligations of the Issuer payable as Administrative Expenses solely out of the amounts credited to the Expense Account in accordance with Section 10(c) of the Indenture. Any indemnification rights provided for in this Section 9(a) shall be retained by any resigned or replaced Collateral Manager and by all former Indemnified Persons.

(b)    Expenses incurred by an Indemnified Person in defense or settlement of any claim that may be subject to a right of indemnification hereunder may be advanced by the Issuer prior to the final disposition thereof upon receipt of a written undertaking by or on behalf of the Indemnified Person to repay such amount to the extent that it shall be determined ultimately that such Indemnified Person is not entitled to be indemnified hereunder. The right of any Indemnified Person to the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such Indemnified Person may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Indemnified Person’s successors, assigns and legal representatives.

(c)    The indemnification rights provided for in this Section 9 shall survive the termination of this Agreement. Notwithstanding anything else herein, nothing contained in this Section or elsewhere in this Agreement shall be construed as relieving any person for any liability (including liability under applicable U.S. federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent that such liability may not be waived under, or such indemnification would be in violation of, applicable law.

10.	Term of Agreement; Survival of Certain Terms

(a)    This Agreement shall become effective on the date hereof. This Agreement shall continue in force until the first of the following occurs (i) the payment in full or redemption in whole of the Class A Notes and the termination of the Indenture in accordance with its terms; (ii) the liquidation of the Portfolio Assets and the final distribution of proceeds of such liquidation to the Noteholders; or (iii) termination of this Agreement in accordance with subsection (b) of this Section 10. Sections 8, 9 and 11 shall survive any termination of this Agreement.

(b)    This Agreement may be terminated, and the Collateral Manager may be removed for cause, on thirtieth day after the date on which the Issuer or the Trustee, at the direction of the Initial Majority Noteholders, delivers written notice, setting forth the cause of such removal, to the Collateral Manager. For purposes of determining “cause” with respect to termination of this Agreement pursuant to this Section 11, such term shall mean the occurrence of any one of the following events:

(i)    the Collateral Manager willfully violates or willfully breaches any material provision of this Agreement, the Indenture or any other Transaction Document to which it is a party (including, without limitation, any breach of a material representation, warranty or certification of the Collateral Manager hereunder or thereunder);

(ii)    the Collateral Manager breaches any provision of this Agreement, the Indenture or any other Transaction Document to which it is a party (other than as covered in Section 11(a)) which violation or breach (1) has a material adverse effect on the Holders of any Class A Notes and (2) if capable of being cured, is not cured within 30 days of the Collateral Manager becoming aware of such violation or breach, or, if such violation or breach is not capable of being cured within 30 days but is capable of being cured in a longer period, the Collateral Manager fails to cure such violation or breach within the period in which a reasonably diligent person could cure such violation or breach, but in no event greater than 60 days;

(iii)    the Collateral Manager is wound up or dissolved or there is appointed over it or a substantial part of its assets a receiver, administrator, administrative receiver, trustee or similar officer; or the Collateral Manager (A) ceases to be able to, or admits in writing its inability to, pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, its creditors generally; (B) applies for or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) of the Collateral Manager, or of any substantial part of its properties or assets, or authorizes such an application or consent, or Proceedings seeking such appointment are commenced without such authorization, consent or application against the Collateral Manager, and continue undismissed for 60 days; (C) authorizes or files a voluntary petition in bankruptcy, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency or dissolution, or authorizes such application or consent, or proceedings to such end are instituted against the Collateral Manager, without such authorization, application or consent and are approved as properly instituted and remain undismissed for 60 days or result in adjudication of bankruptcy or insolvency; or (D) permits or suffers all or any substantial part of its properties or assets to be sequestered or attached by court order and the order remains undismissed for 60 days;

(iv)    the occurrence of any Event of Default under the Indenture which default is primarily the result of any act or omission of the Collateral Manager resulting from a breach of its duties under this Agreement, the Collateral Administration Agreement or the Indenture (but not as a result of any default of any Portfolio Asset); or

(v)    the occurrence of any act constituting fraud or criminal negligence in respect of investment activity by the Collateral Manager or any officer of the Collateral Manager who has direct responsibility for the investment activities of the Issuer.

If any of the events specified in this subclause (b) of this Section 10 shall occur, the Collateral Manager shall give prompt written notice thereof to the Issuer and the Trustee upon the Collateral Manager’s becoming aware of the occurrence of such event.

11.	Action Upon Termination

(a)    Upon any termination of this Agreement, the Collateral Manager shall as soon as practicable:

(i)    deliver to the Issuer, or to the successor collateral manager if so directed by the Issuer, all property and documents of the Trustee or the Issuer or otherwise relating to the Portfolio Assets then in the custody of the Collateral Manager; and

(ii)    deliver to the Trustee an accounting with respect to the books and records delivered to the Trustee or the successor collateral manager.

Notwithstanding such termination, the Collateral Manager shall remain liable to the extent set forth herein (but subject to Section 8 hereof) for its acts or omissions hereunder arising prior to termination, and for any expenses, losses, damages, liabilities, demands, charges and claims (including reasonable attorneys’ fees) in respect of or arising out of a breach of the representations and warranties made by the Collateral Manager in Section 12(c) hereof or from any failure of the Collateral Manager to comply with the provisions of this Section 11.

(b)    The Collateral Manager agrees that, notwithstanding any termination, it shall reasonably cooperate in any Proceeding arising in connection with this Agreement, the Indenture, or any of the Portfolio Assets (excluding any such Proceeding in which claims are asserted against the Collateral Manager or any Affiliate of the Collateral Manager) upon receipt of appropriate indemnification and expense reimbursement satisfactory to the Collateral Manager.

(c)    If the Class A Notes remain outstanding, the Trustee (at the direction of the Initial Majority Noteholder) or, otherwise, the Issuer shall appoint a successor upon the termination of this Agreement. No termination of this Agreement or any removal or resignation of the

Collateral Manager shall be effective until the date as of which a successor collateral manager shall have agreed in writing to assume all of the Collateral Manager’s duties and obligations pursuant to this Agreement. Upon the acceptance by a successor collateral manager of such appointment, all rights and obligations of the Collateral Manager under this Agreement shall terminate, except as provided in Sections 5, 8, 9, 11 and 16.

12.	Representations and Warranties

(a)    The Issuer hereby represents and warrants to the Collateral Manager as follows as of the date hereof:

(i)    The Issuer is an exempted company incorporated with limited liability duly organized and validly existing and in good standing under the laws of the Cayman Islands, has the full power and authority to own its assets and the Portfolio Assets proposed to be owned by it and included in the Collateral and to transact the business in which it is presently engaged and is duly qualified under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of its obligations under this Agreement or the other Transaction Documents would require, such qualification, except for failures to be so qualified, authorized or licensed that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Issuer.

(ii)    The Issuer has the necessary power and authority to execute, deliver and perform this Agreement, the other Transaction Documents to which it is a party and all obligations required hereunder and thereunder, and has taken all necessary action to authorize this Agreement and the other Transaction Documents to which it is a party on the terms and conditions hereof and thereof, and the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the performance of all obligations imposed upon it hereunder and thereunder. No consent of any other Person including, without limitation, partners and creditors of the Issuer, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, other than those that may be required under state securities or “blue sky” laws and those that have been or shall be obtained in connection with the Indenture and the issuance of the Class A Notes, is required by the Issuer in connection with this Agreement or the other Transaction Documents to which it is a party or the execution, delivery, performance, validity or enforceability of this Agreement or the other Transaction Documents to which it is a party or the obligations imposed upon it hereunder or thereunder. This Agreement constitutes, and each other Transaction Document to which it is a party, when executed and delivered hereunder by all parties hereto, shall constitute, the legally valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject, as to enforcement, to (A) the effect of bankruptcy, insolvency, or similar laws affecting generally the enforcement of creditors’ rights, as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Issuer and (B) general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(iii)    The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party do not violate any provision of any existing law or regulation binding on the Issuer, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Issuer, or the Constitutive Documents of, or any securities issued by, the Issuer or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Issuer is a party or by which the Issuer or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Issuer, and do not result in or require the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking (other than the lien of the Indenture).

(iv)    The Issuer is not required to register as an “investment company” under the Investment Company Act.

(v)    The Issuer is not in violation of its Constitutive Documents or in breach or violation of or in default under the Indenture or any other contract or agreement to which it is a party or by which it or any of its assets may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Issuer or its properties, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of this Agreement or the performance by the Issuer of its duties hereunder.

(vi)    True and complete copies of the Indenture and the Issuer’s Constitutive Documents have been delivered to the Collateral Manager.

(vii)    The Issuer represents and warrants that it is not a person (A) subject to an order of the Securities and Exchange Commission issued under Section 203(f) of the Advisers Act; (B) convicted within the previous ten years of any felony or misdemeanor involving conduct described in Sections 203(e)(2)(A)-(D) or 203(e)(3) of the Advisers Act; (C) who has been found by the Securities and Exchange Commission to have engaged, or has been convicted of engaging, in any of the conduct specified in paragraphs (1), (5) or (6) of Section 203(e) of the Advisers Act; or (D) is subject to an order, judgment or decree described in Section 203(e)(4) of the Advisers Act.

The Issuer agrees to deliver a true and complete copy of each amendment to the documents referred to in paragraph (a)(vi) above to the Collateral Manager as promptly as practicable after its adoption or execution.

The Issuer agrees to conduct its activities hereunder and under the Indenture in compliance with all applicable laws and regulations of the jurisdictions in which the activities contemplated hereunder will occur (including, without limitation, campaign finance laws and laws respecting gifts or other contributions to political figures or to officials from or associated with governmental agencies affiliated with investors). The Issuer further acknowledges that notwithstanding anything herein to the contrary, it shall not receive any fee hereunder with respect to any investor to the extent the payment of such fee violates any applicable law or regulation, which violation cannot be cured.

(b)    The Collateral Manager hereby represents and warrants to the Issuer as follows as of the date hereof:

(i)    The Collateral Manager is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own its assets and to transact the business in which it is currently engaged and is duly qualified and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of this Agreement would require such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a material adverse effect on the business, operations, assets or financial condition of the Collateral Manager or on the ability of the Collateral Manager to perform its obligations under, or on the validity or enforceability of, this Agreement and the provisions of the Indenture applicable to the Collateral Manager.

(ii)    The Collateral Manager has full power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and under the provisions of the Indenture applicable to the Collateral Manager, and has taken all necessary action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder and under the terms of the Indenture applicable to the Collateral Manager. No consent of any other Person, including, without limitation, any partners or creditors of the Collateral Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Collateral Manager in connection with this Agreement or the Collateral Administration Agreement, or the execution, delivery, performance, validity or enforceability of this Agreement, the Collateral Administration Agreement or the obligations required hereunder, under the Collateral Administration Agreement or under the terms of the Indenture applicable to the Collateral Manager. This Agreement has been, and each instrument and document required hereunder or under the terms of the Indenture shall be, executed and delivered by a duly authorized officer of the Collateral Manager, and this Agreement constitutes, and each instrument and document required hereunder or under the terms of the Indenture when executed and delivered by the Collateral Manager hereunder or under the terms of the Indenture shall constitute, the valid and legally binding obligations of the Collateral Manager enforceable against the Collateral Manager in accordance with their terms, subject to (A) the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights and (B) general equitable principles.

(iii)    The execution, delivery and performance of this Agreement and the performance by the Collateral Manager of the terms of the Indenture applicable to it will not violate any provision of any existing law or regulation binding the Collateral Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Manager, or the organizational documents of, or any securities issued by, the Collateral Manager or constitute, with or without giving notice or lapse of time or both, a default under or result in a breach of any of the terms or provisions of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Manager is a party or by which the Collateral Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the ability of the Collateral Manager to perform its obligations under or the validity or enforceability of this Agreement or provisions of the Indenture and Collateral Administration Agreement applicable to the Collateral Manager, and will not result in or require the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

(iv)    There is no charge, investigation, action, suit or proceeding before or by any court pending or, to the best knowledge of the Collateral Manager, threatened that, if determined adversely to the Collateral Manager, would have a material adverse effect upon the performance by the Collateral Manager of its duties under, or on the validity or enforceability of, this Agreement and the provisions of the Indenture applicable to the Collateral Manager hereunder.

(v)    The Collateral Manager is not in violation of its Constitutive Documents or in breach or violation of or in default under any contract or agreement to which it is a party or by which it or any of its property may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Collateral Manager or its properties, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of this Agreement or the provisions of the Indenture applicable to the Collateral Manager, or the performance by the Collateral Manager of its duties hereunder or thereunder.

The Collateral Manager’s representations and warranties in Sections 11(b)(iii) are given on the assumptions that there shall be no misreprestantions or breach of covenants by purchasers of the Class A Notes and do not address the consequences of such misrepresentations or breach, and that none of the assets of the Issuer are or will be (or are or will be deemed for purposes of ERISA or Section 4975 of the Code, or any substantially similar applicable federal, state, local or non-US law, to be) “plan assets” subject to ERISA or Section 4975 of the Code (or any substantially similar law).

13.	Amendment

This Agreement may not be modified or amended without the prior written consent of the Trustee and the Majority Noteholders and in writing executed by the parties hereto. Failure on the part of either party to insist upon strict compliance by the other with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition.

14.	Assignment

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Any assignment of the Collateral Manager’s obligations under this Agreement (other than to an Affiliate of the Collateral Manager), as determined by reference to the Advisers Act, shall require the consent of the Issuer, the Trustee and the Majority Noteholders.

The Collateral Manager hereby acknowledges that, pursuant to Article 15 of the Indenture, the Issuer is assigning all of its right, title and interest in, to and under this Agreement to the Trustee as representative of the Noteholders and the Collateral Manager agrees that all of the representations, covenants and agreements made by the Collateral Manager in this Agreement are also for the benefit of the Trustee.

15.	Entire Agreement; Unenforceability; Counterparts

This instrument contains the entire agreement between the parties relating to the subject matter hereof. The invalidity or unenforceability of any provision hereof, or of the application of any provision hereof to any circumstances, shall in no way affect the validity or enforceability of any other provision, or the application of such provision to any other circumstances. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. This Agreement (and each amendment, modification and waiver in respect of this Agreement) may be executed and delivered in counterparts (including by facsimile transmission or e-mail), each of which will be deemed an original, and all of which together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Agreement by e-mail (PDF) or facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

16.	Non-Petition; Limited Recourse

(a)    The Collateral Manager agrees not to cause the filing of a petition in bankruptcy or to institute any reorganization, arrangement, insolvency, moratorium or liquidation proceedings against the Issuer for the nonpayment of the fees or other amounts payable by the Issuer to the Collateral Manager under this Agreement until the payment in full of all Notes issued under the Indenture and the expiration of a period equal to one year and a day, or, if longer, the applicable preference period and one day, following such payment. Nothing in this Section 16 shall preclude, or be deemed to stop, the Collateral Manager from taking any action prior to the expiration of the aforementioned period in (A) any case or proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Collateral Manager.

(b)    Notwithstanding any other provision of this Agreement, all of the obligations of the Issuer under the Notes and the Transaction Documents are limited recourse obligations payable solely from Collateral granted to the Trustee pursuant to the Granting Clauses of the Indenture. No recourse shall be had for the payment of any amount owing in respect of this Agreement against any other asset of the Issuer or against any officer, director, employee, partner, member, shareholder or incorporator of the Issuer. The obligations of the Issuer under this Agreement are limited recourse obligations of the Issuer payable solely as Administrative Expenses from amounts credited to the Expense Account pursuant to Section 10(c) of the Indenture, and following the reduction thereof to zero and realization of all other Collateral and application of such proceeds in accordance with the Indenture, all obligations and all claims against the Issuer hereunder or arising in connection herewith shall be extinguished and shall not thereafter revive. This Section 16(b) shall survive the termination of this Agreement.

17.	Notices

Any request, demand, authorization, direction, instruction, order, notice, consent, waiver or other documents provided or permitted by this Agreement to be made upon, given, delivered, e-mailed or furnished to, or filed with:

(a)    the Issuer shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Issuer addressed to it at c/o CM Finance LLC, 399 Park Avenue, 39th Floor, New York, NY 10022 or at any other address previously furnished in writing to the other parties hereto by the Issuer, as the case may be, with a copy to the Collateral Manager at its address below;

(b)    the Collateral Manager shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Collateral Manager addressed to it at 399 Park Avenue, 39th Floor, New York, NY 10022, Email: mmauer@cyruscapital.com, or at any other address previously furnished in writing to the parties hereto.

18.	Governing Law

This Agreement shall be construed in accordance with, and this Agreement and any matters arising out of or relating in any way whatsoever to this Agreement (whether in contract, tort or otherwise) shall be governed by, the law of the State of New York.

19.	Third Party Beneficiaries

Nothing in this Agreement, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement, except that (a) the Trustee and Initial Majority Noteholder shall be third party beneficiaries hereof with respect to their respective rights expressly set forth in this Agreement and (b) the Valuation Agent shall be a third party beneficiary hereof with respect to the agreements and obligations of the Collateral Manager set forth in Section 2(h) hereof.

20.	Written Disclosure Statement.

The Issuer shall provide, if reasonably available to it, and the Issuer shall use its reasonable efforts to cause each of the Noteholders (and holders of beneficial interests in the Class A Notes) and the Trustee to provide, to the Collateral Manager all information reasonably requested by the Collateral Manager in connection with regulatory matters, including without limitation any information that is necessary or advisable in order for the Collateral Manager (or its parent or Affiliates) to complete its Form ADV, Form PF, any other form required by the Securities and Exchange Commission, or to comply with any requirement of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended from time to time, and any other laws or regulations applicable to the Collateral Manager from time to time. The Issuer acknowledges receipt of Part II of the Collateral Manager’s Form ADV more than 48 hours prior to the date of execution of this Agreement.

21.	Amendment and Restatement

This Agreement amends, restates and supersedes in its entirety the Original Agreement.

22.	Consent of the Trustee and each of the Holders

For the purposes of this Agreement: (i) each of the Holders, by executing and delivering a counterpart of this Agreement, hereby represents that it is the beneficial owner of Class A Notes having an aggregate principal amount as indicated below; and (ii) each of (A) the Trustee (at the direction of each of the Holders) and (B) each of the Holders, who together constitute the Majority Noteholders, by executing and delivering a counterpart of this Agreement, hereby provides its written consent to the execution of this Agreement by the Issuer and the Collateral Manager pursuant to Section 13 of the Original Agreement.

Holder	Aggregate Principal Amount of Class A Notes
UBS AG, London Branch
CM Finance Inc.

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IN WITNESS WHEREOF, we have set our hands as of the date first written above.

CM FINANCE SPV LTD.

By:
Name:
Title:

Signature Page - Collateral Management Agreement

CM INVESTMENT PARTNERS LLC

By:
Name:
Title:

Signature Page - Collateral Management Agreement

Consented to by:

STATE STREET BANK AND TRUST COMPANY, as Trustee and as Bank

By:
Name:
Title:

Signature Page - Collateral Management Agreement

UBS AG, LONDON BRANCH, as Holder of Class A Notes

By:
Name:
Title:

By:
Name:
Title:

CM FINANCE INC., as Holder of Class A Notes

By:
Name:
Title:

Signature Page - Collateral Management Agreement